Sub-Item 77I:  Terms of new or amended securities

At its June 3, 2013 Special Meeting of the Board of Trustees, the Board approved the creation of the Gotham Neutral Fund, the Quality Dividend Fund and the WHV/Seizert Small Cap Value Equity
Fund, additional series of the Trust.

The Gotham Neutral Fund consists of one class of shares:
Institutional Class shares. A description of the Gotham Neutral Fund is contained in the Prospectus and Statement of Additional Information dated September 1, 2013, which were filed with the Securities and Exchange Commission (the "Commission") on September 3, 2013 pursuant to Rule 497 under the Securities Act of 1933, as amended, ("1933 Act").

The Quality Dividend Fund consists of three classes of shares:
Class A shares, Class C shares and Institutional Class shares.
A description of the Quality Dividend Fund is contained in the Prospectus and Statement of Additional Information dated September 19, 2013, which were filed in Post-Effective Amendment No. 81 to the Registrant's registration statement on Form N-1A filed with the Commission on September 19, 2013.

The WHV/Seizert Small Cap Value Equity Fund consists of three classes of shares: Class A shares, Class C shares and Class I shares. A description of the WHV/Seizert Small Cap Value Equity Fund is contained in its Prospectus, which was filed with the Commission on October 3, 2013 pursuant to Rule 497 of the 1933 Act and in its Statement of Additional Information, which was filed in Post-Effective Amendment No. 84 to the Registrant's registration statement on Form N-1A filed with the Commission on September 26, 2013.

At its June 19, 2013 Board of Trustees meeting, the Board approved the addition of Class C shares of the WHV International Equity Fund. A description of the WHV International Equity Fund's Class C shares is contained in the Prospectus and Statement of Additional Information, which were filed in the Trust's Post-Effective Amendment No. 77 to the Registrant's registration statement on Form N-1A filed with the Commission on August 28, 2013.

At its September 24, 2013 Regular Meeting of the Board of
Trustees, the Board approved the creation of the Sirios Focus
Fund, the Bradesco Latin American Equity Fund and the Bradesco
Brazilian Hard Currency Bond Fund.

The Sirios Focus Fund consists of four classes of shares: Class A shares, Class C shares, Institutional Class shares and Retail Class shares. A description of the Sirios Focus Fund is contained in the Prospectus and Statement of Additional Information dated December 20, 2013, which were filed with the Commission on December 20, 2013 pursuant to Rule 497 of the 1933 Act.

The Bradesco Latin American Equity Fund and the Bradesco Brazilian Hard Currency Bond Fund consists of four classes of shares: Class A shares, Class C shares, Institutional Class shares and Retail Class shares. A description of the Bradesco Latin American Equity Fund and the Bradesco Brazilian Hard Currency Bond Fund is contained in the Prospectus and Statement of Additional Information, which were filed in Post-Effective Amendment No. 85 to the Registrant's registration statement on Form N-1A filed with the Commission on October 4, 2013.